EXHIBIT 99.7
AMENDMENT AND AFFIRMATION OF GUARANTY
(Safeguard Delaware/Safeguard Scientifics (Delaware))
     This AMENDMENT AND AFFIRMATION OF GUARANTY is made as of February 28, 2006, by the undersigned (each a “Guarantor”; collectively, the “Guarantors”) and COMERICA BANK (“Bank”).
RECITALS
     Bank, ALLIANCE CONSULTING GROUP ASSOCIATES, INC. (“Consulting”) and ALLIANCE HOLDINGS, INC. (“Holdings”; Consulting and Holdings are referred to herein individually as a “Borrower” and collectively, the “Borrowers”) are parties to that certain Loan and Security Agreement dated as of September 25, 2003, as amended from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 12, 2003, that certain Second Amendment to Loan and Security Agreement dated as of May 27, 2004, that certain Third Amendment to Loan Documents dated as of August 9, 2004, that certain Fourth Amendment to Loan Documents dated as of September 30, 2004, that certain Fifth Amendment to Loan Documents dated as of March 11, 2005, and that certain Sixth Amendment to Loan Documents dated as of June 30, 2005 (collectively, the “Loan Agreement”). Guarantors executed for the benefit of Bank an Unconditional Guaranty dated as of September 30, 2004 (the “Guaranty”), guarantying certain amounts owing by Borrowers to Bank. Borrowers and Bank propose to enter into a Seventh Amendment to Loan Documents of even date herewith (the “Amendment”), which amends the Loan Agreement by, among other things, restructuring and extending the maturity date of the credit facilities. Bank has agreed to enter into the Amendment provided, among other things, that Guarantors consent to the entry by Borrowers into the Amendment and related documents and agrees that the Guaranty will remain effective. In addition, the parties desire to amend the Guaranty in accordance with the terms of this Amendment and Affirmation.
AGREEMENT
     NOW, THEREFORE, Guarantors agree as follows:
     1. Each Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Documents.
     2. The last sentence of the introductory paragraph to the Guaranty is hereby amended to read as follows: “Notwithstanding anything to the contrary in this Guaranty, the maximum amount for which Guarantors will be liable under this Guaranty shall not exceed the outstanding Line II Advances plus interest accrued under Revolving Line II and fees and expenses owing under the Agreement, plus all costs and expenses (including reasonable attorneys fees and expenses) incurred by Bank in defending or enforcing Bank’s rights under this Guaranty and the Agreement. However, Guarantors acknowledge that Bank has the right, upon the occurrence and during the continuance of an Event of Default, to (i) make Line II Advances to repay amounts owing by Borrowers under the Revolving Line, and such additional Line II Advances shall be subject to this Guaranty as if they were originally made as Line II Advances and (ii) apply any payments made by Borrower first to any amounts owing in connection with the Revolving Line under Section 2.1(a) of the Agreement and, only after repayment in full of all such amounts, apply payments to amounts outstanding under and owing in connection with Revolving Line II. Guarantors’ maximum liability for principal hereunder shall decrease by any principal amounts collected by Bank under the Other Safeguard Guaranty. As used herein “Other Safeguard Guaranty” means that certain Unconditional Guaranty given by SAFEGUARD SCIENTIFICS, INC. to Bank as of September 25, 2003, as amended from time to time.”

     3. Each Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Amendment and Affirmation. Unless otherwise defined, all capitalized terms in this Amendment and Affirmation shall be as defined in the Guaranty.
     4. The Guaranty, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment and Affirmation and shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Guaranty, as in effect prior to the date hereof. Each Guarantor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Guaranty.
          IN WITNESS WHEREOF, the undersigned Guarantor has executed this Amendment and Affirmation of Guaranty as of the first date above written.

SAFEGUARD DELAWARE, INC.

By:	/s/ Steven J. Feder

Title: Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Steven J. Feder

Title: Vice President

COMERICA BANK

By:	/s/ Beth Kinsey

Title: Senior Vice President